Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C.  SECTION 1350

In connection with the filing by Win Global Markets, Inc. (the “Company”) of the Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies pursuant to 18 U.S.C. 1350, that, to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 13, 2013	/s/ Guy Elhanani Guy Elhanani Chief Financial Officer